SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 2005

friendlyway Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1255 Battery Street, Suite 200, San Francisco, California (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 94111 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (415) 288-3333

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

BIOFARM, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2005, Registrant borrowed $100,000 from friendlyway AG, a German corporation, and executed and delivered an Unsecured Promissory Note (the “April 26 Note”) in that principal amount to friendlyway AG. friendlyway AG beneficially owns approximately 29.6% of Registrant’s outstanding common stock and was one of the selling stockholders of the shares of friendlyway, Inc. to Registrant in the share exchange transaction that closed on December 10, 2004 and is described in Registrant’s Annual Report Form 10-KSB for the year ended October 31, 2004.

The April 26 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest beginning on the last day of the first calendar quarter immediately following April 26, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements of a Registrant.

On April 26, 2005, Registrant became obligated on a direct financial obligation pursuant to the April 26 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations, are described above under Item 1.01 Entry into a Material Definitive Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 7, 2005

friendlyway Corporation

	By:	/s/ Alexander von Welczeck
Alexander von Welczeck
President/Chief Executive Officer